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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-109291 and No. 333-111856) pertaining to the AMIS Holdings, Inc.'s Amended and Restated 2000 Equity Incentive Plan and the AMIS Holdings, Inc. Amended and Restated Employee Stock Purchase Plan, respectively, of our report dated February 6, 2004, with respect to the consolidated financial statements of AMIS Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                         /s/ Ernst & Young, LLP

Salt Lake City, Utah
March 22, 2004